================================================================================



                                STATE OF MARYLAND


                                  DEPARTMENT OF

                            ASSESSMENTS AND TAXATION

                301 West Preston Street Baltimore, Maryland 21201



                                                             DATE: JUNE 12, 1995



      THIS IS TO ADVISE YOU THAT THE ARTICLES OF INCORPORATION FOR CHI INTERNATIONAL, INC. WERE RECEIVED AND APPROVED FOR RECORD ON JUNE 9, 1995 AT 2:17 PM.



FEE PAID:                  70.00



[SEAL OF THE STATE OF MARYLAND]



                                                               JOSEPH V. STEWART
                                                              CHARTER SPECIALIST



================================================================================

                            ARTICLES OF INCORPORATION
                            -------------------------

                                       OF
                                       --

                             CHI INTERNATIONAL, INC.
                             -----------------------



            The undersigned, being a natural person and acting as incorporator, does hereby adopt the following Articles of Incorporation for the purpose of forming a business corporation in the State of Maryland, pursuant to the provisions of the Maryland General Corporation Law.

            FIRST: (1) The name of the incorporator is David Smith.

            (2) The said incorporator's address, including the street and number, if any, including the county or municipal area, and including the state or country, is 11 East Chase Street, Baltimore, Maryland 21202.

            (3) The said incorporator is at least eighteen years of age.

            (4) The said incorporator is forming the corporation named in these Articles of Incorporation under the general laws of the State of Maryland, to wit, the Maryland General Corporation Law.

            SECOND: The name of the corporation (hereinafter called the "corporation") is CHI INTERNATIONAL, INC.

            THIRD: The corporation is formed for the following purpose or purposes:

            To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use, and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of its property and assets, or any interest therein, wherever situated.

            To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof.

            To engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in, and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings, and other works and any interest or right therein; to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held, or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.

            To apply for, register, obtain, purchase, lease, take licenses in respect of, or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge, or otherwise dispose of, and, in any manner deal with and contract with reference to:

                  (a) inventions, devices, formulae, processes, and any
            improvements and modifications thereof;

                  (b) letters patent, patent rights, patented processes,
            copyrights, designs, and similar rights, trade-marks, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto;

                  (c) franchises, licenses, grants, and concessions.

            To have all of the powers conferred upon corporations organized under the provisions of the Maryland General Corporation Law.

            FOURTH: The address, including street and number, if any, and the county or municipal area, of the principal office of the corporation within the State of Maryland, is c/o The Prentice-Hall Corporation System, Maryland, 11 East Chase Street, Baltimore City, Maryland 21202.


            FIFTH: The name and the address, including street and number, if any, and the county or municipal area, of the resident agent of the corporation within the State of Maryland, are The Prentice-Hall Corporation System, Maryland, 11 East Chase Street, Baltimore City, Maryland 21202.


            SIXTH: (1) The total number of shares of stock which the corporation has authority to issue is one thousand, all of which are of a par value of one dollar each and are designated as Common Stock.

            (2) The aggregate par value of all the authorized shares of stock is one thousand dollars.


            (3) The Board of Directors of the corporation is authorized, from time to time, to issue any additional stock or convertible securities of the corporation without the approval of the holders of outstanding stock.

            (4) Provisions, if any, governing the restriction on the transferability of any of the shares of stock of the corporation may be set forth in the Bylaws of the corporation or in any agreement or agreements duly entered into.

            (5) To the extent permitted by Section 2-104(b)(5) of the Maryland General Corporation Law, notwithstanding any provision of the Maryland General Corporation Law requiring a greater proportion than a majority of the votes entitled to be cast in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of at least a majority of the aggregate number of votes entitled to be cast thereon.


            SEVENTH: (1) The number of directors of the corporation, until such number shall be changed by the Bylaws of the corporation, is one.

            (2) The name of the person who will serve as director of the corporation until the first annual meeting of stockholders and until his successor is elected and qualified is as follows:


                                E. Merle Randolph


            (3) The initial Bylaws of the corporation shall be adopted by the initial directors. Thereafter the power to adopt, alter, and repeal the Bylaws of the corporation shall be vested in the Board of Directors of the corporation.


            (4) The corporation shall to the fullest extent permitted by the Maryland General Corporation Law as the same may be amended and supplemented,s and, without limitation the generality of the foregoing, in accordance with
Section 2-418 of said Maryland General Corporation Law, indemnify any and all persons whom it shall have power to indemnify under said law from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Maryland General Corporation Law.


            EIGHTH: From time to time any of the provisions of these Articles of Incorporation may be amended, altered or repealed, and other provisions authorized by the Maryland General Corporation Law at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and any contract rights at any time conferred upon the stockholders of the corporation by these Articles of Incorporation are granted subject to the provisions of this Article.


            IN WITNESS WHEREOF, I have adopted and signed these Articles of Incorporation and do hereby acknowledge that the adoption and signing are my act.



Dated: June ___, 1995.



                                        __________________________________
                                        David Smith